CUSIP No. 81424D109                                          Page 13 of 13 Pages


                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

          Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the Schedule 13D to which this Joint Filing Agreement is being filed as an exhibit shall be a joint statement filed on behalf of each of the undersigned.


Date:     March 10, 2000

                                      FINANCIAL EDGE FUND, L.P.

                                      By: PL CAPITAL, LLC
                                          General Partner

                                      By:   /s/ John Palmer  /s/ Richard Lashley
                                            John Palmer      Richard Lashley
                                            Managing Member  Managing Member



                                      FINANCIAL EDGE - STRATEGIC FUND, L.P.

                                      By: PL CAPITAL, LLC
                                          General Partner

                                      By:   /s/ John Palmer  /s/ Richard Lashley
                                            John Palmer      Richard Lashley
                                            Managing Member  Managing Member



By:  /s/ John Palmer                        By:  /s/ Richard Lashley
     John Palmer                                 Richard Lashley



                                      PL CAPITAL, LLC

                                      By:   /s/ John Palmer  /s/ Richard Lashley
                                            John Palmer      Richard Lashley
                                            Managing Member  Managing Member